                         VARCO INTERNATIONAL, INC.
             Statement Re Computation of Per Share Earnings
                                                                      Exhibit 11
                                                                        1 of 2

                                                                                            Three Months Ended  Twelve Months Ended
                                                                                             December 31, 1999    December 31, 1999
                                                                                            ----------------------------------------

A.   CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                                                           $ 3,737,000           $36,965,000

                                                                    Total Number  Average Number  Stock Option          Shares Used
                                                     Number of   of Shares after       of Shares    Equivalent         To Calculate
                                                          Days          Weighing     Outstanding        Shares          Diluted EPS
                                                     -------------------------------------------------------------------------------
B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:

      Three Months Ended December 31, 1999              92         6,008,003,328      65,304,384       802,277           66,106,661
      Twelve Months Ended December 31, 1999            365        23,741,706,609      65,045,772       833,207           65,878,979


C.   CALCULATION OF EARNINGS PER SHARE

    Income Per Share =   Net Income After Tax
                         ----------------------------------------
                         Average Shares Outstanding

    Diluted Income Per Share =

      Three Months Ended December 31, 1999              3,737,000        =                 $0.06
                                                    -------------
                                                       66,106,661

      Twelve Months Ended December 31, 1999            36,965,000        =                 $0.56
                                                    -------------
                                                       65,878,979

    Basic Income Per Share

      Three Months Ended December 31, 1999              3,737,000        =                 $0.06
                                                    -------------
                                                       65,304,384

      Twelve Months Ended December 31, 1999            36,965,000        =                 $0.57
                                                    -------------
                                                       65,045,772

                         VARCO INTERNATIONAL, INC.
                Statement Re Computation of Per Share Earnings
                                                                      Exhibit 11
                                                                     Page 2 of 2

                                                                                            Three Months Ended   Twelve Months Ended
                                                                                              December 31 1998      December 31 1998
                                                                                           -----------------------------------------

A.   CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                                                           $10,660,000           $60,338,000


                                                                  Total Number  Average Number    Stock Option           Shares Used
                                                   Number of   of Shares after       of Shares      Equivalent          To Calculate
                                                        Days          Weighing     Outstanding          Shares           Diluted EPS
                                                  ----------------------------------------------------------------------------------
B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:

      Three Months Ended December 31, 1998            92         5,946,770,493      64,638,810         703,460            65,342,270
      Twelve Months Ended December 31, 1998          365        23,524,467,433      64,450,596       1,143,823            65,594,419


C.   CALCULATION OF EARNINGS PER SHARE

    Income Per Share =   Net Income After Tax
                         -------------------------------------
                         Total Shares Outstanding

    Diluted Income Per Share =

      Three Months Ended December  31, 1998         10,660,000          =               0.16
                                                 -------------
                                                    65,342,270

      Twelve Months Ended December 31, 1998         60,338,000          =               0.92
                                                 -------------
                                                    65,594,419


    Basic Income Per Share

      Three Months Ended December 31, 1998          10,660,000          =               0.16
                                                 -------------
                                                    64,638,810

      Twelve Months Ended December 31, 1998         60,338,000          =               0.94
                                                 -------------
                                                    64,450,596